Exhibit 10.6

NEITHER THIS NOTE NOR THE SECURITIES ISSUED IN RELATION TO THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

XCF GLOBAL CAPITAL, INC.
PROMISSORY NOTE

Issuance Date: May 1, 2025	Principal Amount: $700,000

FOR VALUE RECEIVED, XCF Global Capital, Inc., a Nevada corporation (the “Company”) promises to pay to NARROW ROAD CAPITAL LTD (the “Holder”), or such Holder’s registered assigns, the sum of SEVEN HUNDRED THOUSAND DOLLARS ($700,000) or, if less, the aggregate unpaid principal amount of all loans made by the Holder to the Company hereunder, (the “Principal Amount”), together with interest on the unpaid Principal Amount hereof in accordance with the terms set forth below, from the date hereof until the Note is paid as provided herein. All unpaid amounts will be due and payable on the earliest of: September 30, 2025 or (ii) an Event of Default (as defined below), if such Note is then declared due and payable in writing by the Holder (each, a “Maturity Date”).

Interest will be payable on the Maturity Date of the Note in the amount of ONE HUNDRED AND FORTY THOUSAND DOLLARS ($140,000). Upon entering into this Note, the Holder shall have the right, but not the obligation, to elect to receive up to 280,000 ordinary shares of the Company in connection with the Note, at any time on or before the earlier of: (i) the repayment of the Note in full, or (ii) six (6) months from issuance. This right shall lapse automatically if not exercised by such date. If such issuance occurs after the closing of the transaction with Focus Impact BH3 Acquisition Company, the issuable shares shall be calculated based on the then finalized conversion rate on closing.

Penalty for Nonpayment At Maturity

In the event the outstanding Principal Amount remains unpaid after September 30, 2025, then beginning on the first day of each subsequent calendar quarter the Note has not been repaid, the unpaid Principal Amount shall be subject to a stock-based penalty equal to 20% of the outstanding Principal Amount per quarter, calculated on a non- compounding basis.

The Company or its successor thereto shall satisfy such penalty by issuing to the Holder a number of shares of Common Stock equal to:

(.20 × outstanding Principal Amount) ÷ VWAP of the Common Stock for the ten (10) trading days immediately preceding the first day of such quarter, as quoted on NASDAQ (or such other national exchange on which the Common Stock is then listed).

Such shares shall be issued in the name of Holder, in book-entry form, within five (5) business days following the first day of each quarter in which the penalty applies and shall continue on a quarterly basis until the Note is repaid in full.

Notwithstanding anything contained in this Note to the contrary, the Company will not be obligated to pay and the Holder will not collect interest or increased principal at a rate higher than the maximum permitted by law or the maximum that will not subject the Holder to any civil or criminal penalties. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Holder as compensation for fees, services or expenses incidental to the making, negotiating or collection of any advance evidenced hereby, will be deemed by any competent court of law, governmental agency or tribunal or arbitrator to exceed the maximum rate of interest permitted to be charged by the Holder to the Company, then, during such time as such rate of interest would be deemed excessive, the rate of interest under such provisions will immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate will be deemed a payment of principal.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees as follows:

1.            Events of Default. The occurrence of any of the following will constitute an “Event of Default” under this Note:

1.1          Failure to Pay. The Company fails to pay, when due, any payment required under the terms of this Note and such payment is not made within five (5) days of the Company's receipt of Holder's written notice to the Company of such failure, provided, however, that a failure of the Company to pay the principal and interest on this Note on or before September 30, 2025 shall not constitute an Event of Default for as long as the Company fulfills its obligations to issue shares of Common Stock as described above under “Penalty for Nonpayment At Maturity;” or

1.2          Breaches of Covenants. The Company fails to observe or perform any covenant, obligation, condition or agreement contained in this Note and such failure continues for fifteen (15) days after the Company's receipt of Holder's written notice to the Company of such failure; or

1.3          Voluntary Bankruptcy or Insolvency Proceedings. The Company (a) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (b) makes a general assignment for the benefit of its or any of its creditors, (c) is dissolved or liquidated in full or in part, (d) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (e) takes any action for the purpose of effecting any of the foregoing; or

1.4          Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and either (i) an order for relief is entered or (ii) such proceeding is not dismissed or discharged within sixty (60) days of commencement.

2.            Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company under the Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

3.            Prepayment. The Company may prepay any unpaid principal or accrued interest due on this Note in whole or in part at any time, subject to providing the Holder.

4.            Successors and Assigns. Subject to the restrictions on assignment described in Section 7 below, the rights and obligations of Company and Holder will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5.            Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Holder.

6.            Assignment. Neither this Note, nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Holder without the prior written consent of the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder, except in connection with an assignment in whole to a successor corporation to the Company, provided that such successor corporation acquires all or substantially all of the Company's property and assets and the Holder's rights hereunder are not impaired.

7.            Notices. Any notice or communication required or permitted under this Note will be given in writing, sent by (i) personal delivery, (ii) nationally recognized overnight delivery service with proof of delivery, (iii) e-mail (provided that such e-mail is contemporaneously followed and confirmed by nationally recognized overnight delivery service in the manner previously described), or (iv) registered or certified mail, and will be addressed to the address of the receiving party set forth in the Agreement, or at such other address as a party may designate by advance written notice to the other party pursuant to the provisions above. Such notices and other communications will be effectively given (i) on the date of delivery if personally delivered, (ii) on the date of delivery if sent by e- mail (provided that such e-mail is contemporaneously followed and confirmed by nationally recognized overnight delivery service in the manner previously described), (iii) one (1) business day after being sent by Federal Express or other recognized overnight courier service with all charges prepaid or billed to the account of the sender or (iv) five (5) business days after being mailed by registered or certified mail with all postage prepaid.

8.            Waiver. The Company hereby waives all presentment, demand, protest and notice of any kind except as expressly required by this Note or otherwise not waivable under law.

9.            Governing Law. This Note will be governed by and construed under the laws of the State of California, without regard to its conflicts of laws principles.

10.          Use of Proceeds. The Company covenants and agrees to use the proceeds of this Note in the manner specified in Exhibit A - Authorized Use of Proceeds, unless otherwise agreed to by the Holder; provided, however, that if no Exhibit A is attached hereto specifying the use of proceeds, the Company may use the proceeds in such amounts, at such times and for such purposes as it may reasonably determine.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

XCF GLOBAL CAPITAL, INC.

By:	Mihir Dange
Name: Mihir Dang
Title: CEO

XCF GLOBAL CAPITAL, INC.

PROMISSORY NOTE

Exhibit A - Authorized Use of Proceeds

All proceeds from this note shall be provided to XCF Global Capital, Inc.